UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2011

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 3, 2011, STR Holdings, Inc. issued a press release announcing the closing of its Florida satellite manufacturing facility. A copy of the press release is attached as Exhibit 99.1.

Forward Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company’s current views based on management’s beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the timing of consummating the proposed sale, the risk that a condition to closing of the proposed sale may not be satisfied, the risk that a regulatory approval that may be required for the proposed transactions is not obtained or is obtained subject to conditions that are not anticipated, and additional risks and uncertainties described in the Securities and Exchange Commission filings of STR Holdings, Inc., including its Form 10-K for the year ended December 31, 2010 and the Company’s Form 10-Q for the quarter ended June 30, 2011. STR Holdings undertakes no obligation to publicly update any forward-looking statements contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99.1            Press release entitled “STR Holdings to Accelerate Consolidation of U.S. Operations -Announces Closure of Satellite Manufacturing Facility-” issued by the Company on October 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: October 5, 2011	By:	/s/ Barry A. Morris
Barry A. Morris

Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled “STR Holdings to Accelerate Consolidation of U.S. Operations -Announces Closure of Satellite Manufacturing Facility-” issued by the Company on October 3, 2011.